.
Exhibit 99.1
BJ’s Wholesale Club Holdings, Inc. Announces First Quarter Fiscal 2025 Results
Strong execution, membership and traffic drove first quarter results

First Quarter Fiscal 2025 Highlights
•Comparable club sales increased by 1.6% year-over-year
•Comparable club sales, excluding gasoline sales, increased by 3.9% year-over-year, led by traffic growth
•Membership fee income increased by 8.1% year-over-year to $120.4 million
•Digitally enabled comparable sales growth was 35%, reflecting two-year stacked comp growth of 56%
•Earnings per diluted share of $1.13 and adjusted earnings per diluted share of $1.14
•The Company opened five new clubs and four new gas stations

Marlborough, Mass. (May 22, 2025) – BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) (the "Company") today announced its financial results for the thirteen weeks ended May 3, 2025.

“We reported a strong start to the year, demonstrating the power of our model and continued momentum in our long-term growth priorities,” said Bob Eddy, Chairman and Chief Executive Officer, BJ’s Wholesale Club. “Delivering great value is essential in today’s environment, and I am proud of our team members who remain committed to taking care of the families who depend on us.”

Key Measures for the Thirteen Weeks Ended May 3, 2025 (First Quarter of Fiscal 2025):
BJ'S WHOLESALE CLUB HOLDINGS, INC.
(Amounts in thousands, except per share amounts)

	Thirteen Weeks Ended May 3, 2025	Thirteen Weeks Ended May 4, 2024	% Growth
Net sales	$5,033,094	$4,807,129	4.7%
Membership fee income	120,389	111,390	8.1%
Total revenues	5,153,483	4,918,519	4.8%

Operating income	203,645	160,755	26.7%
Net income	149,768	111,019	34.9%
EPS (a)	1.13	0.83	36.1%
Adjusted net income (b)	150,875	113,408	33.0%
Adjusted EPS (b)	1.14	0.85	34.1%
Adjusted EBITDA (b)	285,836	236,386	20.9%
Basic weighted-average shares outstanding	131,569	132,397
Diluted weighted-average shares outstanding	132,749	134,111
(a)EPS represents net income per diluted share.
(b)See “Note Regarding Non-GAAP Financial Information.”

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Additional Highlights:
•Total comparable club sales increased by 1.6% in the first quarter of fiscal 2025 compared to the first quarter of fiscal 2024. Excluding the impact of gasoline sales, comparable club sales increased by 3.9% in the first quarter of fiscal 2025 compared to the first quarter of fiscal 2024.
•Membership fee income increased to $120.4 million in the first quarter of fiscal 2025 from $111.4 million in the first quarter of fiscal 2024. The increase was primarily driven by strength in membership acquisition, retention and higher tier membership penetration across both new and existing clubs, as well as the increase in annual membership fees which became effective in January 2025.
•Gross profit increased to $969.5 million in the first quarter of fiscal 2025 from $883.4 million in the first quarter of fiscal 2024. Merchandise gross margin rate, which excludes gasoline sales and membership fee income, increased by 30 basis points over the same quarter of fiscal 2024. The Company continues to manage the business to drive profitable growth across the broader merchandise assortment.
•Selling, general and administrative expenses (“SG&A”) increased to $760.9 million in the first quarter of fiscal 2025 compared to $721.8 million in the first quarter of fiscal 2024. The increase was primarily driven by increased labor and occupancy costs as a result of new club and gas station openings. Additionally, an increase in the number of owned clubs has resulted in increased depreciation expense year-over-year.
•Income before income taxes increased to $192.5 million in the first quarter of fiscal 2025 compared to $146.8 million in the first quarter of fiscal 2024.
•Income tax expense increased to $42.8 million in the first quarter of fiscal 2025 compared to $35.8 million in the first quarter of fiscal 2024. The increase in income tax expense is driven by an increase in income before income taxes compared to the prior year period, partially offset by an increase in tax benefits from stock-based compensation.
•Net income increased to $149.8 million in the first quarter of fiscal 2025 compared to $111.0 million in the first quarter of fiscal 2024.
•Adjusted EBITDA increased by 20.9% to $285.8 million in the first quarter of fiscal 2025 compared to $236.4 million in the first quarter of fiscal 2024.
•Under its existing share repurchase program, the Company repurchased 55,000 shares of common stock, totaling $6.2 million, inclusive of associated costs, in the first quarter of fiscal 2025.
Fiscal 2025 Ending January 31, 2026 Outlook

“As we look to fiscal 2025, we are confident in our team, our positioning in the marketplace and the growth drivers that are within our control. We will remain focused on executing against our long-term priorities to drive continued traffic and market share gains,” said Laura Felice, Executive Vice President, Chief Financial Officer, BJ’s Wholesale Club. “Based on what we know today, we are leaving our fiscal 2025 guidance unchanged, and will continue to evaluate as the year progresses.”
On March 6, 2025, the Company provided the following guidance for fiscal 2025:
•Comparable club sales, excluding the impact of gasoline sales, to increase 2.0% to 3.5% year-over-year
•Adjusted EPS to range from $4.10 to $4.30
•Capital expenditures of approximately $800 million
Conference Call Details
A conference call to discuss the first quarter of fiscal 2025 financial results is scheduled for today, May 22, 2025, at 8:30 A.M. Eastern Time. The live audio webcast of the call can be accessed under the “Events & Presentations” section of the Company’s investor relations website at https://investors.bjs.com and will remain available for one year. Participants may also dial (833) 470-1428 within the U.S. or +1 (929) 526-1599 outside the U.S. and reference conference ID 221377.

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About BJ’s Wholesale Club Holdings, Inc.
BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) is a leading operator of membership warehouse clubs focused on delivering significant value to its members and serving a shared purpose: “We take care of the families who depend on us.” The Company provides a wide assortment of fresh foods, produce, a full-service deli, fresh bakery, household essentials and gas. In addition, BJ’s offers the latest technology, home decor, apparel, seasonal items and more to deliver unbeatable value to smart-saving families. Headquartered in Marlborough, Massachusetts, the Company pioneered the warehouse club model in New England in 1984 and currently operates 255 clubs and 190 BJ's Gas® locations in 21 states. For more information, please visit us at www.bjs.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our future results of operations and financial position; our anticipated fiscal 2025 outlook; our membership fee increases; the timing and amounts of any share repurchases under our current authorized share repurchase program; and our strategic priorities and future progress, as well as statements that include the words “expect,” “intend,” “plan,” “confident,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: uncertainties in the financial markets, including, without limitation, as a result of disruptions and instability in the banking and financial services industries or as a result of wars and global political conflicts, consumer and small business spending patterns and debt levels; our dependence on having a large and loyal membership; domestic and international economic conditions, including volatility in inflation or interest rates, supply chain disruptions, construction delays and exchange rates; our ability to procure the merchandise we sell at the best possible prices; the effects of competition and regulation; our dependence on vendors to supply us with quality merchandise at the right time and at the right price; breaches of security or privacy of member or business information; conditions affecting the acquisition, development, ownership or use of real estate; our capital spending; actions of vendors; our ability to attract and retain a qualified management team and other team members; costs associated with employees (generally including health care costs), energy and certain commodities, geopolitical conditions (including tariffs); changes in our product mix or in our revenues from gasoline sales; our failure to successfully maintain a relevant digital experience for our members; risks related to our growth strategy to open new clubs; risks related to our e-commerce business; our ability to grow our BJ’s One Mastercard® program; and other important factors discussed under the caption “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 14, 2025, and subsequent filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended May 3, 2025	Thirteen Weeks Ended May 4, 2024
Net sales	$5,033,094	$4,807,129
Membership fee income	120,389	111,390
Total revenues	5,153,483	4,918,519
Cost of sales	4,183,984	4,035,129
Selling, general and administrative expenses	760,880	721,771
Pre-opening expenses	4,974	864
Operating income	203,645	160,755
Interest expense, net	11,099	13,951
Income before income taxes	192,546	146,804
Provision for income taxes	42,778	35,785
Net income	$149,768	$111,019

Income per share attributable to common stockholders—basic:	$1.14	$0.84
Income per share attributable to common stockholders—diluted:	$1.13	$0.83

Weighted-average number of shares outstanding:
Basic	131,569	132,397
Diluted	132,749	134,111

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)
(Unaudited)

	May 3, 2025	May 4, 2024
ASSETS
Current assets:
Cash and cash equivalents	$39,484	$35,094
Accounts receivable, net	240,419	225,199
Merchandise inventories	1,567,032	1,533,310
Prepaid expense and other current assets	81,833	85,048
Total current assets	1,928,768	1,878,651

Operating lease right-of-use assets, net	2,065,890	2,159,955
Property and equipment, net	1,988,290	1,620,255
Goodwill	1,008,816	1,008,816
Intangibles, net	99,697	106,001
Deferred income taxes	7,615	2,693
Other assets	58,596	48,356
Total assets	$7,157,672	$6,824,727

LIABILITIES
Current liabilities:
Short-term debt	$150,000	$270,000
Current portion of operating lease liabilities	169,568	156,914
Accounts payable	1,255,867	1,264,873
Accrued expenses and other current liabilities	934,974	834,053
Total current liabilities	2,510,409	2,525,840

Long-term operating lease liabilities	1,977,180	2,069,587
Long-term debt	398,880	398,509
Deferred income taxes	55,386	74,804
Other non-current liabilities	244,232	228,567

STOCKHOLDERS' EQUITY	1,971,585	1,527,420
Total liabilities and stockholders' equity	$7,157,672	$6,824,727

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended May 3, 2025	Thirteen Weeks Ended May 4, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$149,768	$111,019
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,665	63,422
Amortization of debt issuance costs and accretion of original issue discount	273	277
Stock-based compensation expense	10,654	8,590
Deferred income tax (benefit) provision	(4,913)	1,409
Changes in operating leases and other non-cash items	(24,397)	2,922
Increase (decrease) in cash due to changes in:
Accounts receivable, net	39,735	3,491
Merchandise inventories	(58,044)	(78,488)
Accounts payable	2,355	81,592
Accrued expenses and other current liabilities	24,783	19,316
Other operating assets and liabilities, net	(1,786)	(12,703)
Net cash provided by operating activities	208,093	200,847
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment, net of disposals and proceeds from sale-leaseback transactions	(140,497)	(105,741)
Other investing activities	(1,794)	—
Net cash used in investing activities	(142,291)	(105,741)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	66,000	193,000
Payments on revolving lines of credit	(91,000)	(242,000)
Net cash received from stock option exercises	5,014	5,865
Acquisition of treasury stock	(41,305)	(57,256)
Proceeds from financing obligations	8,721	6,044
Other financing activities	(2,020)	(1,714)
Net cash used in financing activities	(54,590)	(96,061)
Net increase (decrease) in cash and cash equivalents	11,212	(955)
Cash and cash equivalents at beginning of period	28,272	36,049
Cash and cash equivalents at end of period	$39,484	$35,094

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Note Regarding Non-GAAP Financial Information
This press release includes financial measures that are not calculated in accordance with GAAP, including adjusted net income, adjusted net income per diluted share (“adjusted EPS”), adjusted EBITDA, adjusted free cash flow, net debt, net debt to last twelve months (“LTM”) adjusted EBITDA, and comparable club sales.
We define adjusted net income as net income as reported, adjusted for non-recurring, infrequent, or unusual changes, including restructuring charges, and other adjustments that the Company believes appropriate, net of the tax impact of such adjustments.
We define adjusted EPS as adjusted net income divided by the weighted-average diluted shares outstanding.
We define adjusted EBITDA as net income before interest expense, net, provision for income taxes and depreciation and amortization, adjusted for the impact of certain other items, including: stock-based compensation expense; restructuring and other adjustments.
We define adjusted free cash flow as net cash provided by operating activities less additions to property and equipment, net of disposals, plus proceeds from sale-leaseback transactions.
We define net debt as total debt outstanding less cash and cash equivalents.
We define net debt to LTM adjusted EBITDA as net debt at the balance sheet date divided by adjusted EBITDA for the trailing twelve-month period.
We present adjusted net income, adjusted EPS and adjusted EBITDA, which are not recognized financial measures under GAAP, because we believe such measures assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
We believe that adjusted net income, adjusted EPS and adjusted EBITDA are helpful in highlighting trends in our core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We use adjusted net income, adjusted EPS and adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies; to make budgeting decisions; and to compare our performance against that of other peer companies using similar measures. We also use adjusted EBITDA and adjusted EPS in connection with establishing annual and long-term incentive compensation.
We present adjusted free cash flow, which is not a recognized financial measure under GAAP, because we use it to report to our Board of Directors and we believe it assists investors and analysts in evaluating our liquidity. Adjusted free cash flow should not be considered as an alternative to cash flows from operations as a liquidity measure. We present net debt and net debt to LTM adjusted EBITDA, which are not recognized as financial measures under GAAP, because we use them to report to our Board of Directors and we believe they assist investors and analysts in evaluating our borrowing capacity. Net debt to LTM adjusted EBITDA is a key financial measure that is used by management to assess the borrowing capacity of the Company.
You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted net income, adjusted EPS, adjusted EBITDA and net debt to LTM adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or like some of the adjustments in our presentation of these metrics. Our presentation of adjusted net income, adjusted EPS, adjusted EBITDA, adjusted free cash flow, net debt and net debt to LTM adjusted EBITDA should not be considered as alternatives to any other measure derived in accordance with GAAP and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of adjusted net income, adjusted EPS, adjusted EBITDA or net debt to LTM adjusted EBITDA in the future, and any such modification may be material. In addition, adjusted net income, adjusted EPS, adjusted EBITDA, adjusted free cash flow, net debt and net debt to LTM adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries. Additionally, adjusted net income, adjusted EPS, adjusted EBITDA, adjusted free cash flow, net debt and net debt to LTM adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.

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In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, the Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including of its projected range for adjusted EPS for Fiscal 2025 to net income per diluted share, which is the most directly comparable GAAP measure, under "Fiscal 2025 Ending January 31, 2026" above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items or there are no meaningful adjustments to be presented in the reconciliation and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income per diluted share, if any. This includes items that have not yet occurred, are out of the Company's control, cannot be reasonably predicted and/or for which there would not be any meaningful adjustment or difference. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The information under "Fiscal 2025 Ending January 31, 2026" above, including expectations about adjusted EPS reflects management’s view of current and future market conditions. To the extent actual results differ from our current expectations, the Company’s results may differ materially from the expectations set forth above. Other factors, as referenced elsewhere in this press release, may also cause the Company’s results to differ materially from the expectations set forth above.

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Reconciliation of GAAP to Non-GAAP Financial Information

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of net income to adjusted net income and adjusted EPS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended May 3, 2025	Thirteen Weeks Ended May 4, 2024
Net income as reported	$149,768	$111,019
Adjustments:
Restructuring (a)	1,537	3,307
Tax impact of adjustments to net income (b)	(430)	(918)
Adjusted net income	$150,875	$113,408

Weighted-average diluted shares outstanding	132,749	134,111
Adjusted EPS (c)	$1.14	$0.85

(a)Represents charges related to the restructuring of certain corporate functions including costs for severance, retention, outplacement, consulting fees, and other third-party fees.
(b)Represents the tax effect of the above adjustments at a statutory tax rate of approximately 28%.
(c)Adjusted EPS is measured using weighted-average diluted shares outstanding.
BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation to adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	Thirteen Weeks Ended May 3, 2025	Thirteen Weeks Ended May 4, 2024
Net income	$149,768	$111,019
Interest expense, net	11,099	13,951
Provision for income taxes	42,778	35,785
Depreciation and amortization	69,665	63,422
Stock-based compensation expense	10,654	8,590
Restructuring (a)	1,537	3,307
Other adjustments (b)	335	312
Adjusted EBITDA	$285,836	$236,386
(a)Represents charges related to the restructuring of certain corporate functions including costs for severance, retention, outplacement, consulting fees, and other third-party fees.
(b)Other non-cash items, including non-cash accretion on asset retirement obligations and obligations associated with our post-retirement medical plan.

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation to adjusted free cash flow
(Amounts in thousands)
(Unaudited)

	Thirteen Weeks Ended May 3, 2025	Thirteen Weeks Ended May 4, 2024
Net cash provided by operating activities	$208,093	$200,847
Less: Additions to property and equipment, net of disposals	(140,497)	(105,741)
Plus: Proceeds from sale-leaseback transactions	—	—
Adjusted free cash flow	$67,596	$95,106

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of net debt and net debt to LTM adjusted EBITDA
(Amounts in thousands)
(Unaudited)

May 3, 2025
Total debt	$548,880
Less: Cash and cash equivalents	(39,484)
Net debt	$509,396

Net income	$573,166
Interest expense, net	48,507
Provision for income taxes	193,423
Depreciation and amortization	268,311
Stock-based compensation expense	49,862
Restructuring	6,657
Other adjustments	119
Adjusted EBITDA (a)	$1,140,045

Net debt to LTM adjusted EBITDA	0.4x

(a)    See descriptions of adjustments in the “Reconciliation to Adjusted EBITDA (unaudited)” table above.

Investor Contact:
Catherine Park
Vice President, Investor Relations
cpark@bjs.com
774-512-6744
Media Contact:
Kirk Saville
Head of Corporate Communications
ksaville@bjs.com
774-512-5597